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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




   Date of Report (Date of Earliest Event Reported)     September 4, 2001
                                                      --------------------------


                          ARCHSTONE COMMUNITIES TRUST
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            (Exact Name of Registrant as Specified in its Charter)


                                   Maryland
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                (State or Other Jurisdiction of Incorporation)


                1-10272                                74-6056896
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        (Commission File Number)           (I.R.S. Employer Identification No.)


 7670 South Chester Street, Englewood, CO                 80112
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 (Address of Principal Executive Offices)               (Zip Code)


                                (303) 708-5959
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             (Registrant's Telephone Number, Including Area Code)






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Item 5. Other Events

                       FEDERAL INCOME TAX CONSIDERATIONS

     Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), intends to operate in a manner that permits it to satisfy the requirements for taxation as a real estate investment trust ("REIT") under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to Archstone and its shareholders of the treatment of Archstone as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the common shares of beneficial interest, par value $1.00 per share (the "Common Shares"), of Archstone is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares.

     Based upon Archstone's representations with respect to the facts as set forth and explained in the discussion below, in the opinion of Archstone's counsel, Mayer, Brown & Platt, Archstone has been organized in conformity with the requirements for qualification as a REIT, and Archstone's proposed method of operation as represented by management will enable Archstone to satisfy the requirements for such qualification.

     This opinion is based on representations made by Archstone as to certain factual matters relating to Archstone's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of the filing of this Current Report on Form 8-K. Archstone's qualification and taxation as a REIT will depend on Archstone's ability to meet on a continuing basis (through actual operating results, asset composition, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that Archstone will satisfy such tests on a continuing basis.

     In brief, if the conditions imposed by the REIT provisions of the Code are met, entities such as Archstone, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the "double taxation" at both the corporate and shareholder levels that generally results from the use of corporations.
However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT.

     If Archstone fails to qualify as a REIT in any year, Archstone will be subject to federal income taxation as if Archstone were a domestic corporation for that year and, potentially, one or more subsequent years, and Archstone's shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Archstone could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to Archstone's shareholders would be reduced or eliminated.

     The Archstone board of trustees believes that Archstone has been organized and operated and currently intends that Archstone will continue to operate in a manner that permits Archstone to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on Archstone's continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on Archstone's operating results.

     The following summary is based on the Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department regulations, subsequent changes to any of which may affect the tax consequences described herein, possibly on a retroactive basis.

     The following summary is not exhaustive of all possible tax considerations and does not give detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to various types of shareholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers,

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foreign corporations and persons who are not citizens or residents of the United
States, subject to special treatment under the federal income tax laws.

Taxation of Archstone

     General

     In any year in which Archstone qualifies as a REIT, in general Archstone will not be subject to federal income tax on that portion of Archstone's REIT taxable income or capital gain which is distributed to shareholders. Archstone may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. To the extent that Archstone elects to retain and pay income tax on Archstone's net long-term capital gain, shareholders are required to include their proportionate share of Archstone's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by Archstone.

     Notwithstanding Archstone's qualification as a REIT, Archstone may also be subject to taxation in other circumstances. If Archstone should fail to satisfy either the 75% or the 95% gross income test, which are discussed below, and nonetheless maintain Archstone's qualification as a REIT because other requirements are met, Archstone will be subject to a 100% tax on the greater of either (1) the amount by which 75% of Archstone's gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of Archstone's gross income exceeds the amount of Archstone's income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect Archstone's profitability. Archstone will be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if Archstone has net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, Archstone will be subject to tax on such income from foreclosure property at the highest corporate rate. Archstone will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of Archstone's "taxable REIT subsidiaries" to Archstone that would be reduced through reapportionment under Code Section 482 in order to more clearly reflect income of the taxable REIT subsidiary ("TRS"). A TRS is any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a TRS with respect to such REIT. See "Other Tax Considerations - Investments in taxable REIT subsidiaries." In addition, if Archstone should fail to distribute during each calendar year at least the sum of:

           (1) 85% of Archstone's REIT ordinary income for such year;

           (2) 95% of Archstone's REIT capital gain net income for such year, other than capital gains Archstone elects to retain and pay tax on as described below; and

           (3) any undistributed taxable income from prior years,

Archstone would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Archstone elects to retain and pay income tax on Archstone's long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

     A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone made this designation, Archstone's shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone and Archstone would have to pay the tax on such gains within 30 days of the close of Archstone's taxable year. Each of Archstone's shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone. Archstone may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not

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presently contemplated.  Archstone will use the calendar year both for federal income tax purposes and for financial reporting purposes.

     In order to qualify as a REIT, Archstone must meet, among others, the following requirements:

     Share ownership test

     Archstone's shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of Archstone's shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. For taxable years beginning after August 5, 1997, if Archstone complies with the Treasury Department regulations for ascertaining Archstone's actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of Archstone's outstanding shares were held, actually or constructively, by five or fewer individuals, then Archstone will be treated as meeting such requirement.

     In order to ensure compliance with the 50% test, Archstone has placed restrictions on the transfer of Archstone's shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury Department regulations, Archstone must maintain records which disclose the actual ownership of Archstone's outstanding shares and such regulations impose penalties against Archstone for failing to do so.
In fulfilling Archstone's obligations to maintain records, Archstone must and will demand written statements each year from the record holders of designated percentages of Archstone's shares disclosing the actual owners of such shares as prescribed by Treasury Department regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of Archstone's records. A shareholder failing or refusing to comply with Archstone's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of Archstone's shares and other information. In addition, the declaration of trust provides restrictions regarding the transfer of shares that are intended to assist Archstone in continuing to satisfy the share ownership requirements. See "Description of Common Shares--Restriction on size of holdings of shares." Archstone intends to enforce the 9.8% limitation on ownership of shares to assure that Archstone's qualification as a REIT will not be compromised.

     Asset tests

     At the close of each quarter of Archstone's taxable year, Archstone must satisfy tests relating to the nature of Archstone's assets determined in accordance with generally accepted accounting principles. Where Archstone invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, Archstone will be deemed to own a proportionate share of the partnership's, limited liability company's or trust's assets. First, at least 75% of the value of Archstone's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of Archstone's assets generally may be invested without restriction, Archstone is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a TRS. Further, no more than 20% of the value of Archstone's total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of Archstone's total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a TRS.

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     Gross income tests

     There are currently two separate percentage tests relating to the sources of Archstone's gross income which must be satisfied for each taxable year. For purposes of these tests, where Archstone invests in a partnership or limited liability company taxed as a partnership or as a disregarded entity, Archstone will be treated as receiving Archstone's share of the income and loss of the partnership or limited liability company, and the gross income of the partnership or limited liability company will retain the same character in Archstone's hands as it has in the hands of the partnership or limited liability company. The two tests are as follows:

     1. The 75% Test. At least 75% of Archstone's gross income for the taxable year must be "qualifying income." Qualifying income generally includes:

          (1)    rents from real property except as modified below;

          (2) interest on obligations secured by mortgages on, or interests in, real property;

          (3) gains from the sale or other disposition of non "dealer property," which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Archstone's trade or business;

          (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

          (5)    abatements and refunds of real property taxes;

          (6) income from the operation, and gain from the sale, of "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property;

          (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

          (8) certain qualified temporary investment income attributable to the investment of new capital received by Archstone in exchange for its shares during the one-year period following the receipt of such capital.

     Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test, or the 95% gross income test described below, if Archstone, or an owner of 10% or more of Archstone's shares, directly or constructively owns 10% or more of such resident, unless the resident is a TRS of Archstone and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property, or as interest income, for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Archstone generally must not furnish or render services to residents, other than through a TRS or an "independent contractor" from whom Archstone derives no income, except that Archstone may directly provide services that are "usually or customarily rendered" in connection with the rental of apartment units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management

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or operation. Furthermore, Archstone may furnish such impermissible services to tenants through a TRS and still treat amounts otherwise received with respect to the property as rent from real property.

     2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of Archstone's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. In addition, payments to Archstone under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by Archstone to hedge indebtedness incurred or to be incurred, and any gain from the sale or other disposition of these instruments, are treated as qualifying income for purposes of the 95% test, but not for purposes of the 75% test.

     For purposes of determining whether Archstone complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless such property is held by Archstone for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "--Taxation of Archstone--General."

     Even if Archstone fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Archstone may still qualify as a REIT for such year if Archstone is entitled to relief under provisions of the Code. These relief provisions will generally be available if:

          (1) Archstone's failure to comply was due to reasonable cause and not to willful neglect;

          (2) Archstone reports the nature and amount of each item of Archstone's income included in the tests on a schedule attached to Archstone's tax return; and

          (3) any incorrect information on this schedule is not due to fraud with intent to evade tax.

     If these relief provisions apply, however, Archstone will nonetheless be subject to a special tax upon the greater of the amount by which Archstone fails either the 75% or 95% gross income test for that year.

     Annual distribution requirements

     In order to qualify as a REIT, Archstone is required to make distributions, other than capital gain dividends, to Archstone's shareholders each year in an amount at least equal to the sum of 90% of Archstone's REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of Archstone's net income after tax, if any, from foreclosure property, minus the sum of various items of excess non-cash income.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Archstone timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Archstone does not distribute all of Archstone's net capital gain or if Archstone distributes at least 90% but less than 100%, of Archstone's REIT taxable income, as adjusted, Archstone will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, a REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone made this designation, Archstone's shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone and Archstone would have to pay the tax on such gains within 30 days of the close of Archstone's taxable year. Each of Archstone's shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone on

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such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone.

     Archstone intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that Archstone may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing Archstone's REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, Archstone will closely monitor the relationship between Archstone's REIT taxable income and cash flow and, if necessary, intend to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before Archstone timely files Archstone's tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if Archstone declares a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, Archstone will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that Archstone does not distribute all of Archstone's net capital gain or if Archstone distributes at least 90%, but less than 100% of Archstone's REIT taxable income, as adjusted, Archstone will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

     If Archstone fails to meet the 90% distribution requirement as a result of an adjustment to Archstone's tax return by the IRS, Archstone may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

     Tax aspects of Archstone's investments in partnerships

     A significant portion of Archstone's investments are owned through various limited partnerships. Archstone will include Archstone's proportionate share of each partnership's income, gains, losses, deductions and credits for purposes of the various REIT gross income tests and in the computation of Archstone's REIT taxable income and the assets held by each partnership for purposes of the REIT asset tests.

     Archstone's ownership interest in the partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of the partnerships as partnerships, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership were to be treated as an association, such partnership would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of Archstone's assets and items of gross income would change, which might preclude Archstone from satisfying the REIT asset tests and gross income tests. See "--Failure to qualify" below, for a discussion of the effect of Archstone's failure to meet such tests. Based on Archstone's factual representations, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, Atlantic Multifamily Limited Partnership-I, Archstone Communities Limited Partnership and Archstone Communities Limited Partnership-II will be treated for federal income tax purposes as partnerships, and not as associations taxable as corporations. Such opinion, however, is not binding on the IRS.

     Failure to qualify

     If Archstone fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, Archstone will be subject to tax, including applicable alternative minimum tax, on Archstone's taxable income at regular corporate rates. Distributions to shareholders in any year in which Archstone fails to qualify as a REIT will not be deductible by Archstone, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Code, corporate distributees may be eligible for the dividends-

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received deduction. Unless entitled to relief under specific statutory provisions, Archstone also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Archstone's shareholders

     Taxation of taxable domestic shareholders

     As long as Archstone qualifies as a REIT, distributions made to Archstone's taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions, and for tax years beginning after August 5, 1997, undistributed amounts, that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed Archstone's actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that Archstone makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to Archstone's shareholders, reducing the tax basis of a shareholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder's tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by Archstone in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Archstone and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Archstone during January of the following calendar year. Shareholders may not include in their individual income tax returns any of Archstone's net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Archstone's shareholders.

     In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions required to be treated by such shareholder as long-term capital gains.

     Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 20%. Pursuant to IRS guidance, Archstone may classify portions of Archstone's capital gain dividends as gains eligible for the 20% capital gains rate or as unrecaptured Code Section 1250 gain taxable at a maximum rate of 25%.

     Shareholders should consult their tax advisor with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

     Backup withholding

     Archstone will report to Archstone's domestic shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Archstone with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, Archstone may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to Archstone.

     Taxation of tax-exempt shareholders

     The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis in the ruling and the statutory framework of

                                       7
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the Code, distributions to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Archstone, consistent with Archstone's present intent, does not hold a residual interest in a real estate mortgage investment conduit.

     However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT if such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of foreign shareholders

     Archstone will qualify as a "domestically-controlled REIT" so long as less than 50% in value of Archstone's shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. Archstone currently anticipates that it will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

     Distributions of cash generated by Archstone's real estate operations, but not by the sale or exchange of Archstone's communities, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with Archstone the required form evidencing such lower rate or unless the foreign shareholder files an IRS Form W-8ECI with Archstone claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign shareholders generally must provide the IRS Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

     Distributions of proceeds attributable to the sale or exchange by Archstone of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. Archstone is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by Archstone as a capital gain dividend; this amount is creditable against the foreign shareholder's Foreign Investment in Real Property Tax Act tax liability.

     The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors should consult their own advisors regarding the income and withholding tax considerations with respect to their investment.

Other tax considerations

     Investments in taxable REIT subsidiaries

     Several issuers have elected to be treated as taxable REIT subsidiaries of Archstone effectively January 1, 2001. As taxable REIT subsidiaries of Archstone, these taxable REIT subsidiaries will pay federal and state income taxes at the full applicable corporate rates on its income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that such taxable REIT subsidiaries in which Archstone invests are required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiaries to their shareholders will be reduced accordingly.

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

     Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities, such as those performed by taxable entities in which Archstone owns an interest, which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the TRS and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. Archstone will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of Archstone's taxable REIT subsidiaries to Archstone that would be reduced through reapportionment under Code Section 482 in order to more clearly reflect income of the TRS.

     Under the TRS provision, Archstone and any taxable entity in which Archstone owns an interest are allowed to jointly elect to treat such entity as a "TRS." As described above, TRS elections have been made for certain entities in which Archstone owns an interest. Additional TRS elections may be made in the future for additional entities in which Archstone owns an interest.

     Possible legislative or other actions affecting tax consequences

     Prospective shareholders should recognize that the present federal income tax treatment of an investment in Archstone may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in Archstone.

     State and local taxes

     Archstone and Archstone's shareholders may be subject to state or local taxation in various jurisdictions, including those in which Archstone or they transact business or reside. The state and local tax treatment of Archstone and Archstone's shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Shares.

     Each prospective purchaser of Common Shares is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership, and sales of Common Shares, including the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Financial Statements of Businesses Acquired.
                None

        (b)     Pro Forma Financial Statements.
                None

        (c)     Exhibits.
                None

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ARCHSTONE COMMUNITIES TRUST




Dated: September 4, 2001             By: /s/ Caroline Brower
                                         ---------------------------------------
                                         Caroline Brower
                                         Senior Vice President - General Counsel

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